NEWS RELEASE for February 5, 2009 at 8:00AM Eastern Time

Contacts:	Kayla Castle
Investor Relations Manager
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com
PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2008

        BURLINGTON, MA (February 5, 2009) … Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced financial results for the fourth quarter and year ended December 31, 2008. Revenues for the quarter ended December 31, 2008 were $17.2 million, of which $13.3 million were product revenues, $2.2 million were royalty revenues, $0.5 million were funded development revenues, and $1.25 million were other revenues. Fourth quarter gross margin from product revenues was 58 percent. Loss before taxes for the fourth quarter ended December 31, 2008 was $0.6 million, which included approximately $0.6 million in litigation expenses and a $0.8 million non-cash FAS 123R stock-based compensation expense.

        Revenues for the year ended December 31, 2008 were $87.6 million, of which $69.4 million were product revenues, $10.5 million were royalty revenues, $2.4 million were funded development revenues, and $5.3 million were other revenues. Gross margin from product revenues was 64 percent for the year ended December 31, 2008. Loss before taxes for the year ended December 31, 2008 was $0.1 million, which included approximately $9.4 million in litigation expenses and a $5.9 million non-cash FAS 123R stock-based compensation expense.

        The Company reported net loss of $0.4 million, or $0.02 per diluted share for the fourth quarter of 2008 and net loss of $68,000, or $0.00 per diluted share for the year ended December 31, 2008. Non-GAAP net income for the quarter ended December 31, 2008, which includes adjustments for the non-cash FAS 123R compensation expense and non-cash taxes, resulted in $0.2 million, or $0.01 per diluted share. Non-GAAP net income for the year ended December 31, 2008, which includes adjustments for back-owed royalties, trade dress infringement fees, cost of back-owed royalty revenues, investment banking fees related to an international distributor agreement, non-cash FAS 123R compensation expense, interest on back-owed royalties, and non-cash taxes, resulted in $5.9 million, or $0.32 per diluted share. Please refer to the financial statements included in this news release for a reconciliation of GAAP to non-GAAP results for the three and twelve months ended December 31, 2008 and 2007.

         The Company’s balance sheet continues to be strong and includes $123 million in cash and cash equivalents.

        Chief Executive Officer Joseph P. Caruso commented, “The downturn in the global economy continues to affect the aesthetic laser industry. The decrease in revenue across the sector has been swift and severe driven by the inability of many prospective customers to obtain financing and prompting others to delay their capital equipment purchases until economic conditions improve. We are responding to these challenging economic times by taking actions to reduce our cost structure to be more in line with current sales levels in all areas of the company, including reductions in headcount and operating expense. Our flexible business model enables us to lower expenses to respond to lower current revenue levels while still investing a higher than industry average on fundamental research and new product development. During the quarter, we were also able to balance sales price, volume and operating expenses which resulted in a close to breakeven bottom line and positive cash flows from operations.”

        Mr. Caruso continued, “We have built a diversified business model that does not rely solely on high-priced capital equipment sales. During the fourth quarter, 42% of our revenue was generated from sources not related to our capital equipment sales. These are volatile economic times, but we feel confident that we have the resources needed to navigate through them, continue as an industry leader, and when the economy recovers, emerge as a stronger company.”

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Palomar — Page 2

Use of Non-GAAP Financial Measures

        To supplement Palomar’s consolidated financial statements presented in accordance with GAAP, this news release uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP income before taxes, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this news release may be different from, and therefore not comparable to, similar measures used by other companies. For more information on these non-GAAP financial measures, please see the non-GAAP data included below. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Palomar’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. Palomar believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Palomar’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Palomar’s historical performance and our competitors’ operating results. Palomar believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

        Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (800) 597-0339 or listen to the webcast in the Investor Relations section of the Company’s website at www.palomarmedical.com. The telephone replay will be available one hour after the call at (888) 286-8010 passcode 52026952 and will be available for fourteen days. A webcast replay will also be available.

        About Palomar Medical Technologies Inc: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home-use, light-based hair removal device. OTC clearance allows the product to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light-based technology for introduction to the mass markets. Palomar has granted The Procter & Gamble Company a non-exclusive License Agreement to certain patents, technology and FDA documents related to the home-use, light-based hair removal field for women. In addition, Palomar has an exclusive development and license agreement with Johnson & Johnson Consumer Companies to develop and potentially commercialize home-use, light-based devices for reducing or reshaping body fat including cellulite, reducing the appearance of skin aging, and reducing or preventing acne.

        For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

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Palomar — Page 3

        With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company’s future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007 and the Company’s quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar — Page 4

Palomar Financial Summary:
Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Product revenues	$13,260,047	$24,468,273	$69,378,948	$103,220,932
Royalty revenues	2,225,921	2,421,193	10,520,132	13,005,459
Funded product development revenues	484,451	1,263,563	2,434,395	6,698,063
Other revenues	1,250,000	--	5,247,625	894,189

Total revenues	17,220,419	28,153,029	87,581,100	123,818,643

Costs and expenses:
Cost of product revenues	5,528,354	6,594,776	25,217,638	33,390,942
Cost of royalty revenues	890,369	968,478	4,208,054	5,202,184
Research and development	3,539,604	4,430,197	17,692,888	16,673,191
Selling and marketing	4,968,017	6,279,118	23,339,759	24,885,695
General and administrative	3,231,927	5,839,838	20,516,522	17,495,400

Total costs and expenses	18,158,271	24,112,407	90,974,861	97,647,412

(Loss) income from operations	(937,852)	4,040,622	(3,393,761)	26,171,231

Interest income	594,268	1,597,468	3,652,324	6,398,805
Other (expense) income	(255,641)	(11,642)	(316,805)	513,142

(Loss) income before income taxes	(599,225)	5,626,448	(58,242)	33,083,178

(Benefit) provision for income taxes	(179,109)	2,141,959	9,923	12,575,516

Net (loss) income	$(420,116)	$3,484,489	$(68,165)	$20,507,662

Net (loss) income per share:

Basic	$(0.02)	$0.19	$0.00	$1.12

Diluted	$(0.02)	$0.18	$0.00	$1.07

Weighted average number of shares outstanding:
Basic	18,087,847	18,295,748	18,160,700	18,277,324

Diluted	18,087,847	18,960,555	18,160,700	19,254,023

Non-GAAP data:

(Loss) income before income taxes	$(599,225)	$5,626,448	$(58,242)	$33,083,178
Royalty revenues: Back-owed royalty	--	--	(682,380)	(3,105,710)
Other revenues: Trade dress infringement fees	--	--	(247,625)	(894,189)
Cost of product revenues: Royalty adjustment		(1,493,394)	--	(662,636)
Cost of royalty revenues: Back-owed royalty	--	--	272,952	1,242,284
General and administrative: Royalty settlement
legal reimbursement	--	--	--	(227,355)
General and administrative: Investment banking
fee for international distributor agreement	--	--	1,013,899	--
FAS 123R stock-based compensation	818,404	323,306	5,922,741	489,546
Interest income: Interest on back-owed royalty	--	--	(52,409)	(259,166)

Non-GAAP income before income taxes	219,179	4,456,360	6,168,936	29,665,952

(Benefit) provision for income taxes	(179,109)	2,141,959	9,923	12,575,516
Provision for income taxes - non-cash	221,131	(1,804,372)	(12,282)	(10,590,525)
Tax effect related to one-time events - cash	(33,145)	(70,205)	252,201	(205,034)

Non-GAAP provision for income taxes	8,877	267,382	249,842	1,779,957

Non-GAAP net income	$210,302	$4,188,978	$5,919,094	$27,885,995

Non-GAAP diluted net income per share	$0.01	$0.22	$0.32	$1.45

Diluted weighted average number of shares outstanding	18,246,401	18,960,555	18,406,357	19,254,023

Palomar — Page 5 Consolidated Balance Sheets (Unaudited)
	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$122,601,139	$90,460,350
Available-for-sale investments, at fair market value	--	41,910,000
Accounts receivable, net	6,395,364	16,037,475
Inventories	16,045,725	12,896,154
Deferred tax assets	5,347,459	3,811,873
Other current assets	538,987	1,129,300

Total current assets	150,928,674	166,245,152

Marketable securities, at fair value	4,486,834	--

Property and equipment, net	14,225,397	1,250,437

Other assets	7,515	111,074

Total assets	$169,648,420	$167,606,663

Liabilities and Stockholders' Equity
Liabilities:
Note payable	$6,000,000	$--
Accounts payable	3,247,051	1,987,579
Accrued liabilities	4,614,121	12,606,422
Deferred revenue	6,166,246	5,789,936

Total current liabilities	20,027,418	20,383,937

Deferred taxes	2,815,577	2,533,220

Total liabilities	$22,842,995	$22,917,157

Stockholders' equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	--	--
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued - 18,479,345 and 18,442,846 shares, respectively	184,794	184,429
Additional paid-in capital	205,306,957	199,988,081
Accumulated other comprehensive (loss) income	(542,443)	12,590
Accumulated deficit	(52,547,173)	(52,479,008)
Treasury stock, at cost - 413,255 and 105,000 shares, respectively	(5,596,710)	(3,016,586)

Total stockholders' equity	$146,805,425	$144,689,506

Total liabilities and stockholders' equity	$169,648,420	$167,606,663

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